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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS




As independent auditors, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement regarding the financial statements of Cepro AB, expressed in Swedish Kronor.




Stockholm, Sweden
March 16, 2000



DELOITTE & TOUCHE AB